                                Exhibit 99.B.4.2

                                       3A

                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company

Home Office:                                           ReliaStar Service Center:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050


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                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, ReliaStar Service Center, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT AND ARE NOT GUARANTEED AS TO THE FIXED DOLLAR AMOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.


           ASD                                             AS

        Secretary                                      President


                 INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT
                                Nonparticipating
                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS




Form No. 13082 7-99

TABLE OF CONTENTS
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                                                                  PAGE
                                                                  ----

           Section 1     Definitions                                 1
           Section 2     The Contract                                3
           Section 3     Purchase Payments                           3
           Section 4     Fixed Account                               4
           Section 5     Variable Account                            6
           Section 6     Reallocations of Contract Value             9
           Section 7     Withdrawals                                11
           Section 8     Annuity Benefits                           13
           Section 9     General Provisions                         18
           Section 10    Payments at Death                          20
           Section 11    Amendment and Disclaimer                   22
           Section 12    Termination                                23
           Section 13    If your Contract is an IRA                 23




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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13082 7-99


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                               CONTRACT DATA PAGE

                         INDIVIDUAL DEFERRED RETIREMENT
                                ANNUITY CONTRACT

Purchase Payments:
        Minimum Initial Purchase Payment                      $25,000.00
        Minimum Subsequent Purchase Payments                   $5,000.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:

Variable Account
Sub-Accounts                                                         Initial Allocation
Northstar Galaxy Trust
        Emerging Growth Portfolio                                                    0%
        Research Enhanced Index Portfolio                                            0%
        Growth + Value Portfolio                                                     0%
        High Yield Bond Portfolio                                                    0%
        International Value Portfolio                                                0%

Fidelity Variable Insurance Products Fund
        VIP Money Market Portfolio                                                   0%
        VIP Growth Portfolio                                                         0%
        VIP Equity-Income Portfolio                                                  0%

Fidelity Variable Insurance Products Fund II
        VIP II Investment Grade Bond Portfolio                                       0%
        VIP II Asset Manager: Growth Portfolio                                       0%
        VIP II Index 500 Portfolio                                                   0%
        VIP II Contrafund Portfolio                                                  0%

Fidelity Variable Insurance Products Fund III
        VIP III Growth Opportunities Portfolio                                       0%

The Alger American Fund
        Alger American Small Capitalization Portfolio                                0%
        Alger American Growth Portfolio                                              0%
        Alger American MidCap Growth Portfolio                                       0%
        Alger American Leveraged AllCap Portfolio                                    0%



                                  OWNER: John Doe
                                  OWNER: Jane Doe
                             ISSUE DATE: December 1, 1999
                           CONTRACT NO.: VA00123456
                              ANNUITANT: Billy Doe
                              ANNUITANT: Nancy Doe



Form No. 13082 7-99                                                       PAGE A

                               CONTRACT DATA PAGE

                         INDIVIDUAL DEFERRED RETIREMENT
                                ANNUITY CONTRACT

Sub-Accounts (Continued)                                             Initial Allocation
Janus Aspen Series
        Aggressive Growth Portfolio                                                  0%
        Growth Portfolio                                                             0%
        International Growth Portfolio                                               0%
        Worldwide Growth Portfolio                                                   0%

OCC Accumulation Trust
        Managed Portfolio                                                            0%
        Small Cap Portfolio                                                          0%
        Equity Portfolio                                                             0%
        Global Equity Portfolio                                                      0%

Neuberger Berman Advisers Management Trust
        Partners Portfolio                                                           0%
        Limited Maturity Bond Portfolio                                              0%
        Socially Responsive Portfolio                                                0%

Fixed Account
Fixed Account A                                                                      0%
Fixed Account C                                                                      0%
---------------------------------------------------------------------------------------
Total Allocation                                                                   100%




Other Charges:

        Mortality Risk Charge: .85% of the daily net asset value Expense Risk Charge: .40% of the daily net asset value Administrative Charge: .15% of the daily net asset value

CREDITS

        Product Asset Credit:    .80% of average daily Variable Account
                                 Contract Value (credited monthly)



                                 OWNER: John Doe
                                 OWNER: Jane Doe
                            ISSUE DATE: December 1, 1999
                          CONTRACT NO.: VA00123456
                             ANNUITANT: Billy Doe
                             ANNUITANT: Nancy Doe



Form No. 13082 7-99                                                       PAGE B



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SECTION 1      DEFINITIONS
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ACCUMULATION UNIT                     A unit of measure used to determine the
                                      Variable Account Contract Value.

ANNUITANT(S)                          You are the Annuitant(s) unless you
                                      designate someone else to be the
                                      Annuitant(s).

ANNUITY PAYOUT DATE                   The first business day of any calendar
                                      month in which a Fixed or Variable Annuity
                                      Payout is made under the contract.

ANNUITY UNIT                          A unit of measure used to determine the
                                      amount of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                           The person(s) named by you to receive any
                                      payments after your death.

CODE                                  The Federal Internal Revenue Code of 1986
                                      (IRC), as amended.

CONTINGENT BENEFICIARY                The person(s) you name to become the
                                      Beneficiary if the Beneficiary dies.

CONTRACT ANNIVERSARY                  The same day and month as the Issue Date
                                      each year that this contract remains in
                                      force.

CONTRACT EARNINGS                     On any Valuation Date, the Contract Value,

                                      1. Plus the aggregate Purchase Payments
                                         withdrawn up to that date,

                                      2. Less the aggregate Purchase Payments
                                         made up to that date.

CONTRACT VALUE                        The sum of the Fixed Account Contract
                                      Value (as defined in Section 4D),

                                      1. Plus the Variable Account Contract
                                         Value (as defined in Section 5D) on a
                                         Valuation Date,

                                      2. Less prior withdrawals,

                                      3. Less applicable taxes, and

                                      4. Plus all interest earned.

CONTRACT YEAR                         Each 12-month period starting with the
                                      Issue Date and each Contract Anniversary after that.

FIXED ACCOUNT                         One or more accounts under this contract
                                      that guarantee both principal and
                                      interest. The Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT                  A series of periodic payments to the Payee
                                      which do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General
                                      Account.


Form No. 13082 7-99                                                            1


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SECTION 1      DEFINITIONS (CONTINUED)
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FUND                                  Any open-end management investment company
                                      (or portfolio thereof) or any unit
                                      investment trust (or series thereof)
                                      listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                       Our assets other than those allocated to
                                      the Variable Account or any other separate account.

HOME OFFICE                           Northern Life Insurance Company at our
                                      home office in Seattle, Washington, or our administrative office in Minot, North
                                      Dakota.

IRREVOCABLE BENEFICIARY               The Irrevocable Beneficiary cannot be
                                      removed as Beneficiary without his or her consent.

                                      The Irrevocable Beneficiary must also
                                      consent to any full or partial withdrawal, or ownership change, that the Owner wishes to make.

OWNER(S) (YOU, YOUR)                  The person(s) named on the Application and
                                      the Contract Data Page(s) to hold this
                                      contract and to exercise all rights and
                                      privileges under it.

                                      The first Owner listed on the Contract
                                      Data Page will be the person designated to receive all correspondence, notices and forms we are required to send out under the Code.

                                      Any Owners own the contract equally. Any request that affects the contract must be signed by both the Owners.

PAYEE                                 The person to receive payments under a
                                      Fixed or Variable Annuity Payout.

PURCHASE PAYMENTS                     These include periodic, single lump sum,
                                      rollover, and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

START DATE                            The date on which the entire Contract
                                      Value is used to purchase a Fixed and/or
                                      Variable Annuity Payout. Unless you tell us otherwise in writing, the Start Date will be the first day of the month in which the annuitant reaches age 85.

                                      If the Start Date is earlier than the date on which you reach age 59 1/2, you may be subject to tax penalties unless you meet a permitted exception.

SUB-ACCOUNT                           A subdivision of the Variable Account.

                                      Each Sub-Account's assets are invested
                                      exclusively in one of the Funds.

                                      The Sub-Accounts available on the Issue
                                      Date and the percentage of Purchase
                                      Payments you have allocated to each
                                      Sub-Account on the Issue Date are shown on the Contract Data Page(s).

                                      Other Sub-Accounts may be available after the Issue Date.



Form No. 13082 7-99                                                            2


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SECTION 1      DEFINITIONS (CONTINUED)
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VALUATION DATE                        Each day on which the New York Stock
                                      Exchange (NYSE) is open for business,
                                      except for a day that a Sub-Account's
                                      corresponding Fund does not value its
                                      shares. The NYSE is currently closed
                                      weekends and specified holidays.

VALUATION PERIOD                      The time between a Valuation Date and the
                                      next Valuation Date.

VARIABLE ACCOUNT                      A separate investment account of ours,
                                      identified on the Contact Data Page(s),
                                      which has been established under the State of Washington insurance laws. It is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT               A series of periodic payments to the Payee
                                      varying in amount based on the investment performance of the Variable Account
                                      Sub-Accounts under this contract.

WE, US, OUR                           Northern Life Insurance Company at
                                      its home office in Seattle, Washington and its administrative office in Minot, North
                                      Dakota.

WRITTEN, IN WRITING                   A written request or notice signed, dated,
                                      and received at an address designated by us in a form we accept. You may ask us for the forms.


SECTION 2      THE CONTRACT
--------------------------------------------------------------------------------
A.    THE CONTRACT
                                      The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                                      Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

                                      Only statements found in the attached
                                      application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.    MODIFICATION OF CONTRACT
                                      Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


SECTION 3      PURCHASE PAYMENTS
--------------------------------------------------------------------------------
A.    GENERAL
                                      Purchase Payments must be in cash or a
                                      cash equivalent and are payable at our
                                      Home Office.

                                      Subject to Section 13C, you may make
                                      Purchase Payments at any time before the Start Date while the contract is in force.

                                      The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).




Form No. 13082 7-99                                                            3

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                                      On a non-discriminatory basis, we may
                                      choose not to accept an additional
                                      Purchase Payment if:

                                      1. It is less than $5,000; or

                                      2. The additional Purchase Payment plus
                                         the Contract Value at the next
                                         Valuation Date exceeds $1,000,000.

B.    ALLOCATION OF
      PURCHASE PAYMENTS
                                      You specified the initial allocation of
                                      Purchase Payments on your application for this contract. This allocation is shown on the Contract Data Page(s).

                                      The allocation of future Purchase Payments will remain the same unless you change it.

                                      You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice.

                                      The change is subject to any limitations on the number of Funds available through each contract.

                                      Changes in the allocation will not be
                                      effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                      The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%.

                                      Reallocations of the Contract Value are
                                      governed by Section 6.


SECTION 4      FIXED ACCOUNT
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A.    GENERAL
                                      The Fixed Account consists of Fixed
                                      Accounts A and C.

                                      Purchase Payments allocated, and Contract
                                      Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                                      The rate will never be less than an
                                      effective annual interest rate of three
                                      percent.

B.    INTEREST CREDITING

        1.     GENERAL
                                      We may credit interest in excess of the
                                      guaranteed rate of three percent.




Form No. 13082 7-99                                                            4


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SECTION 4      FIXED ACCOUNT (CONTINUED)
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        2.     INTEREST RATE
               IN EFFECT
                                      Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                                      All amounts in the Fixed Account, after
                                      the end of the year referenced above, are credited with excess interest at the rates in effect for the then current 12-month period.

                                      There may be more than one interest rate in effect at any time for Fixed Accounts A or C.

                                      The interest rate for Fixed Account C may be higher than Fixed Account A.

        3.     FACTORS DETERMINING
               INTEREST RATE
                                      In setting interest rates, we consider
                                      many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

        4.     TIMING OF INTEREST
               CREDITING
                                      We will credit interest to the Fixed
                                      Account Contract Value beginning on the
                                      date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated.

                                      Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

C.    FIXED ACCOUNT C
                                      Fixed Account C is provided as a vehicle for dollar cost averaging to the Sub-Accounts.

D.    FIXED ACCOUNT CONTRACT VALUE
                                      The Fixed Account Contract Value on any
                                      Valuation Date is:

                                      1. The sum of your Purchase Payment(s)
                                         allocated to Fixed Accounts A and C;

                                      2. Plus any reallocations from the
                                         Variable Account to Fixed Account A;

                                      3. Plus interest credited to Fixed
                                         Accounts A and C;

                                      4. Less any previous partial withdrawals,
                                         amounts applied to purchase partial
                                         annuity payouts;

                                      5. Less any previous reallocations to the
                                         Variable Account; and

                                      6. Less premium tax deducted, if any.



Form No. 13082 7-99                                                            5


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SECTION 5      VARIABLE ACCOUNT
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A.    GENERAL
                                      The Variable Account is registered with
                                      the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

                                      We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                                      The portion of the assets of the Variable
                                      Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

                                      The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.    SUB-ACCOUNTS
                                      The Variable Account is divided into
                                      Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                      Shares of a Fund will be purchased and
                                      redeemed for a Sub-Account at their net
                                      asset value.

                                      We will reinvest the net asset value of
                                      the income, dividends, and gains,
                                      distributed from shares of a Fund, in
                                      additional shares of that Fund.

                                      The Fund prospectuses define the net asset value and describe the Funds.

                                      The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                                      We do not guarantee the investment
                                      performance of the Funds. You bear the
                                      full investment risk for amounts applied to the Sub-Accounts.

C.    ACCUMULATION UNITS
                                      Purchase Payments received under this
                                      contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

                                      To find the number of Accumulation Units:

                                      1. Divide the amount of the Purchase
                                         Payment allocated to or any amount
                                         reallocated to the Sub-Account;

                                      2. By the value of an Accumulation Unit
                                         for that Sub-Account on the next
                                         Valuation Date.



Form No. 13082 7-99                                                            6

--------------------------------------------------------------------------------
                                      To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                                      1. Divide the amount withdrawn or
                                         reallocated;

                                      2. By the Accumulation Unit value, on the
                                         next Valuation Date.

                                      Each Accumulation Unit value was set at
                                      $10 when the Sub-Account first purchased investment shares.

                                      Subsequent values on any Valuation Date
                                      are equal to:

                                      1. The previous Accumulation Unit value;

                                      2. Multiplied by the net investment factor
                                         for that Sub-Account for the Valuation
                                         Date.

D.    VARIABLE ACCOUNT
      CONTRACT VALUE
                                      The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                                      1. The number of Accumulation Units;

                                      2. Multiplied by the Accumulation Unit
                                         value.

                                      The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E.    NET INVESTMENT FACTOR
                                      The net investment factor is an index
                                      number which reflects charges to this
                                      contract and the investment performance
                                      during a Valuation Period of the Fund in which a Sub-Account is invested.

                                      If the net investment factor is greater
                                      than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

                                      The net investment factor for a
                                      Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

                                      1. Is the net result of:

                                         a. The net asset value per share
                                            of the Fund shares held in the
                                            Sub-Account, determined at the
                                            end of the current Valuation
                                            Period;

                                         b. Plus the per share amount of
                                            any dividend or capital gain
                                            distributions made on the Fund
                                            shares held in the Sub-Account
                                            during the current Valuation
                                            Period;

                                         c. Plus a per share credit; or

                                         d. Less a per share charge for
                                            any taxes reserved which we
                                            determine to have resulted
                                            from the operations of the
                                            Sub-Account and to be
                                            applicable to this contract.



Form No. 13082 7-99                                                            7

--------------------------------------------------------------------------------
                                      2. Is the net result of:

                                         a. The net asset value per share
                                            of the Fund shares held in the
                                            Sub-Account, determined at
                                            the end of the last prior
                                            Valuation Period;

                                         b. Plus a per share credit; or

                                         c. Less a per share charge for
                                            any taxes reserved for the
                                            last prior Valuation Period
                                            which we determine to have
                                            resulted from the investment
                                            operations of the Sub-Account
                                            and to be applicable to this
                                            contract.

                                      3. Is a daily factor representing the
                                         Mortality Risk Charge, the Expense
                                         Risk Charge, and the Administrative
                                         Charge adjusted for the number of
                                         days in the period. The charges are
                                         shown on an annual basis on the
                                         Contract Data Page(s).

F.    MORTALITY RISK CHARGE
                                      The Mortality Risk Charge pays us for
                                      assuming the mortality risk under this
                                      contract.

                                      This charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).

G.    EXPENSE RISK CHARGE
                                      The Expense Risk Charge pays us for
                                      guaranteeing that we will not increase the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                                      This Expense Risk Charge is included in
                                      the calculation of the net investment
                                      factor. It is shown on the Contract Data
                                      Page(s).

H.    ADMINISTRATIVE CHARGE
                                      The Administrative Charge shown on the
                                      Contract Data Page(s) pay us for the
                                      administrative expenses of the contract.

                                      The Administrative Charge is included in the calculation of the net investment factor.

I.    PRODUCT ASSET CREDIT
                                      The Product Asset Credit is credited
                                      monthly. It is equal to an annual rate of 0.80% of your average daily Variable Account Contract Value.

                                      The Product Asset Credit is credited to
                                      the Variable Account Sub-Accounts in
                                      proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of the credit.



Form No. 13082 7-99                                                            8

--------------------------------------------------------------------------------
                                      If there is no Variable Account Contract
                                      Value as of the date of the credit, the
                                      credit will be made to the Fixed Account
                                      Contract Value in proportion to each
                                      account's proportionate percentage of
                                      Fixed Account Contract Value.

                                      If there is no Variable Account Contract
                                      Value during the entire month prior to the date of the credit, no Product Asset Credit will be credited for that month.

J.    RESERVED RIGHTS
                                      We reserve the right, if permitted by
                                      applicable law, to:

                                      1. Create new variable accounts;

                                      2. Combine variable accounts, including
                                         the Variable Account;

                                      3. Remove, add, or combine Sub-Accounts
                                         and make the new Sub-Accounts available
                                         to contract Owners at our discretion;

                                      4. Substitute shares of one Fund for
                                         another;

                                      5. Reallocate assets of the Variable
                                         Account, which we determine to be
                                         associated with the class of contracts
                                         to which this contract belongs, to
                                         another variable account.

                                         (If this type of reallocation is made,
                                         the term "Variable Account" as used in
                                         this contract will then mean the
                                         variable account to which the assets
                                         were reallocated);

                                      6. De-register the Variable Account under
                                         the Investment Company Act of 1940, if
                                         registration is no longer required;

                                      7. Make any changes required by the
                                         Investment Company Act of 1940;

                                      8. Operate the Variable Account as a
                                         management investment company under the
                                         Investment Company Act of 1940, or any
                                         other form permitted by law; and

                                      9. Restrict or eliminate any voting
                                         privileges of contract Owners or other
                                         persons who have voting privileges as
                                         to the Variable Account.


SECTION 6      REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------
A.    GENERAL
                                      You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:



Form No. 13082 7-99                                                            9

--------------------------------------------------------------------------------
                                      1. On the next Valuation Date after we
                                         receive your written instructions
                                         requesting the reallocation; or

                                      2. As of a Valuation Date you request
                                         which occurs thereafter.

                                      Reallocations are subject to the
                                      availability of Sub-Accounts.

                                      On a non-discriminatory basis, we reserve the right to:

                                      1. Impose a charge of up to $25 for each
                                         reallocation of Contract Value;

                                      2. Limit the number of reallocations you
                                         can make;

                                      3. Establish minimum and maximum amounts
                                         for reallocations; and

                                      4. Reallocate the entire Contract Value
                                         remaining in a Sub-Account or any Fixed
                                         Account in the event that a
                                         reallocation request would bring such
                                         remaining Contract Value below a
                                         specified amount.

                                      Allocation of Purchase Payments is
                                      governed by Section 3.

B.    REALLOCATIONS FROM
      FIXED ACCOUNT
                                      Before the Start Date, Fixed Account A
                                      Contract Value may be reallocated at any time to the Variable Account.

C.    FIXED ACCOUNT C REALLOCATIONS

        1.     REQUIREMENTS
                                      Reallocations from Fixed Account C to the
                                      Variable Account must begin within 30 days from receipt of the Purchase Payment. They will be in substantially equal payments over a period of 12 months.

                                      You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                      Only one reallocation of Fixed Account C will take place at any one time.

                                      If additional Purchase Payment(s) are
                                      received for allocation to Fixed Account
                                      C:

                                      1. The balance of Fixed Account C will be
                                         adjusted to reflect the subsequent
                                         payment(s); and

                                      2. Reallocations will be recalculated
                                         based on the number of months remaining
                                         in the original 12-month period.

                                      Reallocations from Fixed Account A or the
                                      Variable Account, to Fixed Account C are prohibited.

                                      No full or partial withdrawals are
                                      available from Fixed Account C.



Form No. 13082 7-99                                                           10

--------------------------------------------------------------------------------
        2.     REALLOCATION DATE
                                      Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.

        3.     DISCONTINUING
               REALLOCATIONS FROM
               FIXED ACCOUNT C
                                      If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.    ALL OTHER REALLOCATIONS
                                      Before the Start Date, you may make a
                                      written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Account A.

                                      To accomplish this reallocation, the
                                      appropriate Accumulation Units will be
                                      redeemed and their value will be
                                      reinvested in other Sub-Accounts, or
                                      reallocated to Fixed Account A or as
                                      directed in your request.

                                      Subject to the restrictions in the
                                      following paragraph, after a Variable
                                      Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                                      No reallocations to or from Fixed Accounts
                                      A or C may be made after the Start Date.
                                      In the event that part of the Contract
                                      Value is applied to purchase annuity
                                      payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.


SECTION 7      WITHDRAWALS
--------------------------------------------------------------------------------
A.    GENERAL
                                      If permitted by law, you may request a
                                      full or partial withdrawal by sending us a written request.

                                      We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract value on the date the withdrawal is taken.

                                      The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request. This amount, less any charges, will normally be sent to you within seven days of our receipt of your written request.



Form No. 13082 7-99                                                           11

--------------------------------------------------------------------------------
                                      By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.

B.    FULL WITHDRAWAL
                                      For a full withdrawal of the Contract
                                      Value, the withdrawal value equals the
                                      Contract Value.

                                      We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                                      Withdrawal of the entire Contract Value
                                      will result in termination of the contract in accordance with Section 12A, and we have no further obligation.

C.    PARTIAL WITHDRAWAL
                                      You may withdraw a portion of the Contract
                                      Value. For a partial withdrawal of the
                                      Contract Value, the withdrawal value
                                      equals the Contract Value withdrawn.

                                      Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under
                                      Section 7D. Following a partial
                                      withdrawal, the remaining Contract Value must be at least $25,000.

D.    SYSTEMATIC WITHDRAWALS
                                      You may make a written request to
                                      automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.

                                      The minimum amount of each systematic
                                      withdrawal may not be less than $300.

                                      Systematic withdrawals will end:

                                      1. When the election amount eligible for
                                         withdrawal falls below $300;

                                      2. When the contract ends due to election
                                         of an annuity payout, full withdrawal
                                         of the contract, or death of any Owner;
                                         or

                                      3. You give us written notice to end this
                                         option.

E.    FEDERAL TAXES
                                      Some or all of the withdrawal may be
                                      income on which you must pay tax.

                                      We must report such income according to
                                      the tax laws.

                                      We may also be required to withhold taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.



Form No. 13082 7-99                                                           12

SECTION 8      ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.    APPLICATION OF
      CONTRACT VALUE
                                      Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for purposes of calculating the death benefit.

                                      If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value in a lump sum.

                                      We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.    ANNUITY PAYOUT OPTIONS
                                      You may select an annuity payout by
                                      sending us a written request.

                                      Your request must be received by us at
                                      least 30 days before the annuity payout is scheduled to begin.

                                      If you have not selected a required
                                      minimum distribution payment method, we
                                      will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                                      The following options are available for
                                      annuity payouts:

        OPTION ONE

               INSTALLMENTS FOR LIFE
               WITH OR WITHOUT A
               FIXED PERIOD CERTAIN
                                      We will pay the proceeds in equal
                                      installments for as long as the Annuitant lives.

                                      If a fixed period certain is chosen, we
                                      guarantee to make payments for at least
                                      120 months.

                                      If the Annuitant dies before the end of
                                      the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 10.

                                      For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                                      1. The guaranteed minimum rate for each
                                         installment under a Fixed Annuity
                                         Payout; or

                                      2. The rate used to determine the first
                                         installment under a Variable Annuity
                                         Payout using an assumed yield of three
                                         percent.

                                      The rate depends upon:

                                      1. Whether the 120-month fixed period
                                         certain is chosen; and

                                      2. The Annuitant's age on his/her birthday
                                         nearest the date the first installment
                                         is due.



Form No. 13082 7-99                                                           13

--------------------------------------------------------------------------------
        OPTION TWO

               JOINT AND SURVIVOR
               ANNUITY PAYOUT
                                      We will pay the proceeds in equal
                                      installments for as long as either the
                                      Annuitant or the joint Annuitant is alive.

                                      For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                                      1. The guaranteed minimum rate for each
                                         installment at various ages under a
                                         Fixed Annuity Payout; or

                                      2. The rate used to determine the first
                                         installment under a Variable Annuity
                                         Payout using an assumed yield of three
                                         percent.

        OPTION THREE

               OTHER FIXED AND VARIABLE
               ANNUITY PAYOUTS
                                      We will pay the proceeds under any other
                                      Fixed and Variable Annuity Payouts that we may offer. Contact us for details.

C.    CHANGE OF ANNUITY
      PAYOUT DATE
                                      Unless we agree otherwise, the first
                                      Annuity Payout Date must be at least 60
                                      days after the Issue Date. The first
                                      Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                                      You may change the Start Date by giving us at least 30 days advance written notice.

D.    FREQUENCY AND AMOUNT OF
      PAYMENTS
                                      Annuity payments will be made monthly
                                      unless we agree to a different payment
                                      schedule.

                                      We reserve the right to change the
                                      frequency of either Fixed or Variable
                                      Annuity Payouts so that each payment will be at least $100.

E.    FIXED ANNUITY PAYOUTS
                                      The dollar amount of all payments is fixed during the entire period of annuity payments, according to the provisions of the annuity payout option selected.

                                      If your contract is an IRA, guaranteed
                                      minimum Annuity Payout Option One and Two rates for Fixed Annuity Payouts are based upon three percent yearly interest and rates derived from 1983 Mortality Table a.

                                      Other Fixed Annuity Payout rates may be
                                      available, but rates will never be less
                                      than those shown in the Annuity Payout
                                      Option One and Two Tables. Contact us for details.



Form No. 13082 7-99                                                           14

--------------------------------------------------------------------------------
                                      In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.    PAYMENT OF PRESENT VALUE
                                      Following the death of the Annuitant and any joint Annuitant under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts.

                                      If the present value is payable, we
                                      calculate it this way:

                                      1. We determine the number of unpaid
                                         remaining payments when we receive
                                         proof of death; and

                                      2. We discount the remaining payments at
                                         the rate specified in the terms of the
                                         Fixed Annuity Payout supplemental
                                         contract.

G.    VARIABLE ANNUITY PAYOUTS

                                      If you elect a Variable Annuity Payout,
                                      all or a portion of the Variable Account
                                      Contract Value is used to provide payments which:

                                      1. After the first payment, are not
                                         predetermined or guaranteed as to
                                         dollar amount; and

                                      2. Vary in amount with the investment
                                         experience of the Sub-Accounts.

                                      Based upon the option chosen, the first
                                      payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                      Reallocations among Sub-Accounts before
                                      the Start Date are governed by Section 6.

H.    DETERMINATION OF THE FIRST
      VARIABLE ANNUITY PAYMENT
                                      If you elect a Variable Annuity Payout,
                                      the Contract Value from a Sub-Account,
                                      less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                                      1. On the Valuation Date immediately
                                         preceding the seventh calendar day
                                         before payments begin; and

                                      2. In accordance with the annuity payout
                                         option chosen.

                                      The amount payable for the first payment for each $1,000, so applied under annuity payout options one and two based upon an assumed yield of three percent, is shown in the tables on pages 20 and 21.



Form No. 13082 7-99                                                           15

--------------------------------------------------------------------------------
I.    VARIABLE ANNUITY PAYOUTS
      AFTER THE FIRST ANNUITY PAYOUT

                                      Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payments is determined as follows:

                                      1. The dollar amount of the first Variable
                                         Annuity Payout is divided by the
                                         Annuity Unit value as of the Valuation
                                         Date immediately preceding the seventh
                                         calendar day before the payments begin.
                                         This result establishes the number of
                                         Annuity Units for each monthly annuity
                                         payment after the first payment. This
                                         number of Annuity Units remains fixed
                                         during the annuity payment period.

                                      2. The fixed number of Annuity Units is
                                         multiplied by the Annuity Unit value as
                                         of the Valuation Date immediately
                                         preceding the seventh calendar day
                                         before the date the payment is due. The
                                         result establishes the dollar amount of
                                         the payment.

                                      We guarantee the dollar amount of each
                                      payout after the first will not be
                                      affected by variations in expenses or
                                      mortality experience.

J. ANNUITY UNIT VALUES
                                      For each Sub-Account, the Annuity Unit
                                      value was set at $10 when Accumulation
                                      Units were first converted into Annuity
                                      Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                                      1. The net investment factor for the
                                         Valuation Period for which the Annuity
                                         Unit value is being calculated;

                                      2. Multiplied by the Annuity Unit value
                                         for the preceding Valuation Period; and

                                      3. Divided by the daily factor at the
                                         assumed yield not to exceed five
                                         percent (designed to offset the assumed
                                         yield used to determine the first
                                         payment) adjusted for the number of
                                         days in the Valuation Period.

                                      Note: The net investment factor, the
                                            Annuity Unit value, and the daily
                                            factor vary from day to day. If you
                                            have any questions you should
                                            contact us at 1 877-884-5050.

K.    EXCHANGE OF ANNUITY UNITS
                                      After the annuity payout begins, Annuity
                                      Units of any Sub-Account may be exchanged for units of any other Sub-Accounts. This may be done no more than once a year. Once the annuity payout starts, no exchanges may be made to or from any fixed annuity.



Form No. 13082 7-99                                                           16

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                  ANNUITY PAYOUT TABLE
                                       OPTION ONE
              Installments for life with or without a fixed period certain
                    Monthly income for each $1,000 of Contract Value

                                 FIXED PERIOD IN MONTHS
------------------------------------------------------------------------------------------
                                   MALE                              FEMALE
                    ----------------------------------- ----------------------------------
       AGE                None              120              None              120
------------------- ----------------- ----------------- ---------------- -----------------
        50                4.27              4.22             3.90              3.89

        51                4.34              4.29             3.97              3.95

        52                4.43              4.37             4.03              4.01

        53                4.51              4.45             4.10              4.08

        54                4.60              4.54             4.18              4.15

        55                4.70              4.62             4.25              4.22

        56                4.80              4.72             4.34              4.30

        57                4.91              4.82             4.42              4.38

        58                5.03              4.92             4.52              4.47

        59                5.15              5.03             4.61              4.56

        60                5.28              5.14             4.72              4.66

        61                5.42              5.26             4.83              4.76

        62                5.57              5.39             4.95              4.86

        63                5.74              5.52             5.07              4.98

        64                5.91              5.66             5.21              5.10

        65                6.10              5.81             5.35              5.22

        66                6.29              5.96             5.51              5.36

        67                6.50              6.11             5.67              5.50

        68                6.73              6.28             5.85              5.65

        69                6.97              6.44             6.04              5.80

        70                7.23              6.61             6.25              5.96

        71                7.51              6.78             6.47              6.14

        72                7.80              6.96             6.71              6.31

        73                8.12              7.14             6.97              6.50

        74                8.45              7.32             7.26              6.69

        75                8.82              7.49             7.56              6.89

        76                9.21              7.67             7.90              7.09

        77                9.62              7.84             8.26              7.29

        78               10.07              8.01             8.65              7.49

        79               10.55              8.17             9.07              7.69

        80               11.06              8.33             9.53              7.89
------------------------------------------------------------------------------------------
Instead of such monthly installments, yearly, semi-annual or quarterly installments may be selected. Amounts for ages not shown in this table may be obtained upon request.
------------------------------------------------------------------------------------------




Form No. 13082 7-99                                                           17

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                  ANNUITY PAYOUT TABLE
                                       OPTION TWO
                               Joint and Survivor Annuity
                    Monthly Income for Each $1,000 of Contract Value
------------------------------------------------------------------------------------------
                                              FEMALE AGE
              ----------------------------------------------------------------------------
  MALE AGE       50         55         60         65         70         75         80
------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
     50         3.60       3.75       3.88       3.99       4.08       4.15       4.20

     55         3.69       3.88       4.06       4.23       4.38       4.50       4.58

     60         3.76       3.99       4.23       4.49       4.72       4.91       5.06

     65         3.81       4.07       4.38       4.72       5.07       5.39       5.65

     70         3.84       4.14       4.50       4.93       5.40       5.89       6.34

     75         3.87       4.18       4.58       5.08       5.68       6.37       7.07

     80         3.88       4.21       4.64       5.19       5.90       6.78       7.77
------------------------------------------------------------------------------------------
Amounts for ages not shown in this table may be obtained upon request.
------------------------------------------------------------------------------------------



SECTION 9      GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.    BENEFICIARY CHANGE
                                      You have the right to name an Irrevocable
                                      Beneficiary on the application.

                                      You may add a Beneficiary or change the
                                      Beneficiary by written request during your lifetime if:

                                      1. The contract is in force; and

                                      2. We have the written consent of each
                                         Irrevocable Beneficiary.

                                      If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

                                      Any addition or change of Beneficiary
                                      should be sent to our Home Office.

                                      The addition or change will take effect on the date you signed the request. It will not affect any payment or action we make before we receive and record that request.



Form No. 13082 7-99                                                           18

--------------------------------------------------------------------------------
B.    BENEFICIARY'S
      SUCCESSION OF INTEREST
                                      If no Beneficiary is named, or if no
                                      Beneficiary survives you, we will pay your estate.

                                      If a Beneficiary survives you, but dies
                                      before receiving his/her full share, we
                                      will pay his/her share in the following
                                      order, unless you requested otherwise in writing:

                                      1. To any surviving Beneficiary, in the
                                         same class of Beneficiary;

                                      2. To any Contingent Beneficiary;

                                      3. To the Beneficiary's surviving spouse;

                                      4. Equally to the Beneficiary's surviving
                                         children; or

                                      5. To the Beneficiary's estate.

C.    EVIDENCE OF SURVIVAL
                                      We may require proof that a person is
                                      alive on the Required Distribution Date, the Start Date, or at any time thereafter.

D.    INCONTESTABILITY
                                      This contract has a two-year contestable period running from its Issue Date.

                                      After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 12.

E.    INTEREST ON DEATH BENEFIT
                                      Any death benefit paid under this contract from the Fixed Account will include interest from the death benefit Valuation Date until the death benefit is paid at a rate not less than that required by law. Any death benefit paid under this contract from the Variable Account will not include interest.

F.    MISSTATEMENT OF AGE OR SEX
                                      If your age or sex is misstated, the
                                      Required Distribution Date and/or the
                                      Start Date will be adjusted to reflect the true age or sex.

                                      If age has been misstated and payments
                                      have begun under a Fixed or Variable
                                      Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age or sex.

                                      If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.



Form No. 13082 7-99                                                           19

--------------------------------------------------------------------------------
                                      We have the right to require proof of an Annuitant's age or sex before we make payment under any Fixed or Variable Annuity Payout.

G.    NONPARTICIPATING
                                      The contract does not share in our profits or surplus. No dividends are paid under this contract.

H.    PAYMENTS AND SETTLEMENTS
                                      All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

I.    PROOF OF DEATH
                                      We accept any of the following as proof of death:

                                      1. A certified copy of a death
                                         certificate;

                                      2. A certified copy of a decree of a court
                                         of competent jurisdiction as to the
                                         finding of death; or

                                      3. Any other proof satisfactory to us.

J.    PROTECTION OF PROCEEDS
                                      Payments we make under this contract:

                                      1. May not be assigned before they are
                                         due; and

                                      2. Except as permitted by law, are not
                                         subject to claims of creditors or legal
                                         process.

K.    TAX WITHHOLDING
                                      We will withhold taxes from any payment
                                      made when required by law or regulation.

L.    YEARLY STATEMENT
                                      At least once each Contract Year, we will send you a report showing the Contract Value.


SECTION 10     PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.    GENERAL
                                      At the Beneficiary's election,
                                      distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

                                      When an Owner dies before the Start Date, the individual entitled to the death benefit is the first person in priority order, among the following, who is alive on the date of Owner's death:

                                      1. Joint Owner, if any; or

                                      2. Primary Beneficiary; or

                                      3. Contingent Beneficiary.



Form No. 13082 7-99                                                           20

--------------------------------------------------------------------------------
                                      If none of the persons above are alive on the date of Owner's death, the death benefit will then be paid to Owner's estate.

                                      If the designated Beneficiary, as
                                      determined above, is the Owner's surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.

                                      Your surviving legal spouse would then
                                      have all ownership rights described in the contract.

                                      If the legal spouse elects to continue the contract, he/she may not later decide to receive the death benefit.

B.    ADJUSTED PURCHASE
      PAYMENT TOTAL
                                      The initial Adjusted Purchase Payment
                                      Total is equal to the amount of the first
                                      Purchase Payment we receive. The Adjusted
                                      Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                      1. A is the Contract Value immediately
                                         after a partial withdrawal; and

                                      2. B is the Contract Value immediately
                                         before a partial withdrawal.

C.    DEATH BENEFIT
      BEFORE THE START DATE
                                      If the first Owner listed on the contract is living and the Annuitant dies before the Start Date, we will automatically name the first Owner as the successor Annuitant. There will be no change in status if there is only one Owner and one of the Annuitants dies. You may also surrender the contract.

                                      If the Owner is a non-natural person and the Annuitant dies before the Start Date, the Contract Value will be paid to the Beneficiary.

                                      The amount of the death benefit is the
                                      greater of A or B where:

                                      1. A is the Contract Value on the Death
                                         Benefit Valuation Date; and

                                      2. B is the Adjusted Purchase Payment
                                         Total.

D.    DEATH BENEFIT VALUATION DATE
                                      The Death Benefit Valuation Date is the
                                      Valuation Date following the date we
                                      receive the later of:

                                      1. Proof of your death; or

                                      2. The Beneficiary's written request in a
                                         form which we approve for:

                                         a. A single sum payment; or

                                         b. An annuity payout permitted by Code
                                            Section 408(b)(3).



Form No. 13082 7-99                                                           21

--------------------------------------------------------------------------------
E.    PAYMENT OF DEATH BENEFIT
                                      If the Beneficiary elects a single sum
                                      payment, we will make payment within seven days after the Death Benefit Valuation Date.

                                      If an annuity payout is requested, it may be any annuity payout:

                                      1. That could have been selected under
                                         Section 8; and

                                      2. Which is permitted by Code Sections
                                         401(a)(9), 408(b)(3), and the
                                         regulations thereunder.

F.    DEATH BENEFIT ON OR
      AFTER THE START DATE
                                      On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.


SECTION 11     AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------
A.    AMENDMENT
                                      We reserve the right to amend this
                                      contract in order to include any future
                                      changes relating to this contract's
                                      remaining qualified for treatment as an
                                      annuity contract under the following:

                                      1. The Code;

                                      2. IRS rulings and regulations; and

                                      3. Any requirements imposed by the
                                         Internal Revenue Service.

B.    DISCLAIMER
                                      We will be under no obligation for any of the following:

                                      1. To determine whether a Purchase
                                         Payment, distribution or transfer under
                                         the contract complies with the
                                         provisions, terms and conditions of
                                         each plan or with applicable law;

                                      2. To administer any such plan, including,
                                         without limitation, any provisions
                                         required by the Retirement Equity Act
                                         of 1984; or

                                      3. For any tax penalties owed by any party
                                         resulting from failure to comply with
                                         the Code and IRS rulings, regulations,
                                         and requirements applicable to this
                                         contract.



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SECTION 12     TERMINATION
--------------------------------------------------------------------------------
A.    TERMINATION
                                      This contract will end on the earliest of the following:

                                      1. When the entire withdrawal value is
                                         withdrawn on or before the Start Date;
                                         or

                                      2. When the Contract Value is paid in a
                                         lump sum as the death benefit before
                                         the Start Date.

                                      In addition, if:

                                      1. You have not made any Purchase Payments
                                         for a period of two full years; and

                                      2. The guaranteed monthly benefit under
                                         the life annuity with payments for 10
                                         or 20 years would be less than $20 per
                                         month when you reach age 71, or at the
                                         end of Contract Year 12, whichever is
                                         later;

                                      then, we may terminate the contract by
                                      payment of the current withdrawal value.

                                      This payment may be made to you, or, if
                                      you request, to another annuity or IRA.


SECTION 13     IF YOUR CONTRACT IS AN IRA
--------------------------------------------------------------------------------
A.    GENERAL
                                      If you purchased this contract as an
                                      Individual Retirement Annuity (IRA), this
                                      Section restricts how a Purchase Payment and any withdrawals may be made under the contract both before and after your death.

                                      It refers to Code Sections 401(a)(9), and
                                      408(b)(3), 408(k), including the
                                      incidental death benefit provisions of
                                      Proposed Treasury Regulation Section
                                      1.401(a)(9)-2.

                                      This Section modifies any other provision in the contract to the contrary when this contract is an IRA.

                                      If you have questions about IRA
                                      requirements, consult your personal tax
                                      adviser.

B.    OWNER
                                      For an IRA:

                                      1. You must be the Annuitant.

                                      2. Joint Ownership is not permitted.

                                      3. You cannot name a different Owner for
                                         the contract.

                                      4. The contract is established for your
                                         exclusive benefit and the exclusive
                                         benefit of your Beneficiaries.

                                      5. You may not borrow money from your
                                         contract.

                                      6. Your interest in your contract is
                                         non-transferable.

                                      7. You cannot assign your interest in the
                                         contract to another person.

                                      8. Your entire interest in your contract
                                         is nonforfeitable.



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SECTION 13     IF YOUR CONTRACT IS AN IRA (CONTINUED)
--------------------------------------------------------------------------------
C.    CONTRIBUTION
                                      Any contribution must be in cash or a cash equivalent.

                                      Only the following contribution may exceed
                                      $2,000 for any taxable year:

                                      1. A rollover contribution described in
                                         Code Sections 402(c), 403(a)(4),
                                         403(b)(8) and 408(d)(3);

                                      2. An amount transferred from another
                                         individual retirement account or
                                         annuity; or

                                      3. A contribution made according to the
                                         terms of a Simplified Employee Pension
                                         Plan as described in Code Section
                                         408(k).

                                      No contribution may be made on your behalf for the tax year you reach age 70 1/2 and any year thereafter.

                                      You have the sole responsibility for
                                      determining whether the contribution meets applicable income tax requirements.

                                      If we receive a Purchase Payment greater than that permitted by law, you may make a written request to withdraw the excess following the Code, subject to applicable tax penalties.

D.    IRA DISTRIBUTION REQUIREMENTS
                                      You must elect to take a distribution
                                      under the contract on or before the
                                      required beginning date. This date
                                      commences no later than April 1 of the
                                      calendar year following the calendar year in which you attain age 70 1/2.

                                      An exception to this rule is that you may tell us in writing that you are using another acceptable source under federal law to meet distribution requirements.

                                      Distributions for each calendar year after the year you become 70 1/2 (including the year of your required beginning date) must be made by each December 31.

                                      You have the sole responsibility for
                                      requesting a distribution that complies
                                      with applicable law.

                                      Such distribution will be payable in equal amounts, no less frequently than annually.

                                      Distributions will be made:

                                      1. In a lump sum;

                                      2. Over your life;

                                      3. Over the lives of you and your
                                         Beneficiary;

                                      4. Over a period certain not exceeding
                                         your life expectancy; or

                                      5. Over a period certain not exceeding the
                                         joint and last survivor life expectancy
                                         of you and your Beneficiary.



Form No. 13082 7-99                                                           24

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SECTION 13     IF YOUR CONTRACT IS AN IRA (CONTINUED)
--------------------------------------------------------------------------------
                                      Distributions must be non-increasing or
                                      may increase only as provided in Q&A F-3 of Proposed Treasury Regulations Section
                                      1.401 (a)(9)-1.

                                      If your entire interest is to be
                                      distributed in other than a single lump
                                      sum, the minimum amount to be distributed each year will be determined according to Code Section 408(b)(3). The distribution will start on the required beginning date and will continue each year thereafter.

E.    DEATH BENEFIT BEFORE THE
      REQUIRED START DATE
                                      If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                      However, proceeds which are payable to a named Beneficiary who is a natural person may be distributed in equal installments over:

                                      1. The lifetime of the Beneficiary; or

                                      2. A period not exceeding the life
                                         expectancy of the Beneficiary, provided
                                         such distribution begins no later than
                                         December 31 following the calendar year
                                         in which your death occurred.

                                      If the Beneficiary is your surviving legal spouse, he or she may elect to receive equal or substantially equal distributions over the life or life expectancy of the surviving legal spouse.

                                      The election must be made no later than
                                      December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                      Distributions must commence prior to the date on which you would have attained age 70 1/2.

                                      Minimum distributions will be calculated according to Code Section 408(b)(3).

                                      Alternatively, your surviving legal spouse may continue the contract as Owner.

                                      Under this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving legal spouse if the remainder of the interest becomes payable to the surviving legal spouse when the child reaches the age of majority.

F.    DEATH BENEFIT ON OR AFTER THE
      REQUIRED START DATE
                                      If you die after distribution of your
                                      interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.



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SECTION 13     IF YOUR CONTRACT IS AN IRA (CONTINUED)
--------------------------------------------------------------------------------
G.    DETERMINING LIFE EXPECTANCY
      FOR DISTRIBUTIONS

                                      As used in this document, life expectancy and joint and last survivor life expectancy will be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 according to Code Section 408(b)(3).

                                      In the case of required distributions,
                                      life expectancy of you and your
                                      Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

                                      In the case of the death benefit, the life expectancy will be initially determined on the basis of your Beneficiary's attained age in the year distributions are required to commence.

                                      Unless you (or your legal spouse) elect
                                      otherwise, prior to the time distributions are required to commence, your life expectancy (and, if applicable, your legal spouse's life expectancy) will be recalculated annually based on your attained ages in the year for which the required distribution is being determined.

                                      The life expectancy of a non-legal spouse
                                      Beneficiary will not be recalculated.

H.    DISCLAIMER

                                      We will be under no obligation for any of the following:

                                      1. For any tax or tax penalties an Owner,
                                         Annuitant, or Beneficiary may owe
                                         resulting from failure to comply with
                                         the requirements imposed by the Code or
                                         by any other applicable federal or
                                         state law, rule or regulation;

                                      2. To determine whether the Purchase
                                         Payment, distribution, or transfer
                                         under the contract complies with the
                                         provisions, terms, and conditions of
                                         any plan or with applicable law;

                                      3. To administer any plan, including,
                                         without limitation, any provisions
                                         required by the retirement Equity Act
                                         of 1984;

                                      4. To provide any notifications or reports
                                         required to be made by an employer or
                                         any other entity;

                                      5. To verify or make provisions to ensure
                                         that the contribution was received by
                                         us within any deadlines prescribed by
                                         law or otherwise; or

                                      6. To effect the correction of any excess
                                         contribution.



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Form No. 13082 7-99

--------------------------------------------------------------------------------
INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT

Nonparticipating

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                         RELIASTAR SERVICE CENTER
                         P.O. Box 5050
                         Minot, North Dakota 58702-5050
                         877-884-5050



Please include your contract number in all correspondence.



NORTHERN LIFE INSURANCE COMPANY
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620

RELIASTAR SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703


Form No. 13082 7-99